Exhibit 99.1

Arrow Electronics to Acquire A.E. Petsche Company

-- Increases Presence in Faster Growing PEMCO Market --

MELVILLE, N.Y.--(BUSINESS WIRE)--November 17, 2009--Arrow Electronics, Inc. (NYSE: ARW) today announced an agreement to acquire A.E. Petsche Company (“A.E. Petsche”), a leading provider of interconnect products, including specialty wire, cable and harness management solutions, to the aerospace and defense markets.

“With this acquisition, A.E. Petsche will expand Arrow’s product offering in specialty wire and cable and will greatly increase our presence in the aerospace and defense markets,” said Peter T. Kong, president of Arrow Global Components. “This strategic transaction will add to the breadth of Arrow’s customer base and increase our staff of highly experienced sales professionals, while allowing for a variety of cross-selling opportunities with our existing business as well as other emerging markets.”

"We believe A.E. Petsche will further benefit from Arrow's considerable global scale, vast customer base, and strong financial resources," said Glenn Davidson, chief executive officer of A.E. Petsche. "As a result of this transaction, both Arrow and A.E. Petsche will strengthen their product portfolio in the aerospace and defense markets.”

A.E. Petsche is headquartered in Arlington, Texas, and distributes products in the United States, Canada, Mexico, the United Kingdom, France, and Belgium through 20 locations. With approximately 250 employees, A.E. Petsche provides value-added distribution services to over 3,500 customers. Total sales in 2008 were approximately $220 million and the acquisition is expected to be accretive to earnings by $.10 to $.12 in 2010. It is expected that the deal will close by the end of 2009.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for approximately 800 suppliers and 130,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 340 locations in 53 countries and territories.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release includes forward-looking statements, including statements addressing future financial results. These statements are subject to a number of risks and uncertainties that could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, the company’s implementation of its new global financial system and the company’s planned implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, the company’s ability to generate additional cash flow and the other risks described from time to time in the company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton, 631-847-5680
Vice President & Treasurer
or
Paul J. Reilly, 631-847-1872
Executive Vice President & Chief Financial Officer
or
Media:
John Hourigan, 303-824-4586
Director, External Communications